Exhibit 24(b)(8.105)

FIRST AMENDMENT TO

SELLING, SERVICES AND

FUND PARTICIPATION AGREEMENT

This First  Amendment dated as of November 17, 2014 and effective July 31, 2014, by and between Voya Retirement Insurance and Annuity Company (formerly ING Life Insurance and Annuity Company) (“Voya Retirement”), Voya Institutional Plan Services, LLC (formerly ING Institutional Plan Services, LLC) (“Voya Institutional”), Voya Financial Partners, LLC (formerly ING Financial Advisers, LLC) (“Voya Financial”) (collectively, “Voya”), on its own behalf and on behalf of each separate account that it has established and may establish in the future (each such account hereinafter referred to as a “Separate Account”), and Ivy Funds Distributor, Inc. (“Distributor”), acting as agent for the registered open-end management investment companies whose shares are or may be underwritten by Distributor (each a “Fund” or collectively the “Funds”).  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, the parties desire to amend Schedule A to the Agreement; and

            NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.      All references to ING Life, in the Agreement, shall now refer to Voya Retirement.

2.      All references to ING Institutional, in the Agreement, shall now refer to Voya Institutional.

3.      All references to ING Financial, in the Agreement, shall now refer to Voya Financial.

4.      All references to ING, in the Agreement, shall now refer to Voya.

5.      Schedule A to the Agreement shall be deleted in its entirety and replaced with the new Schedule A, attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date first written above.

IVY FUNDS DISTRIBUTOR, INC.

By:  /s/ Thomas W. Butch

       Thomas W. Butch

        President

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:  /s/ Lisa Gilarde

Name: Lisa Gilarde

Title:  Vice President

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By:  /s/ Lisa Gilarde

Name: Lisa Gilarde

Title:  Vice President

VOYA FINANCIAL PARTNERS, LLC

By:  /s/ James Nichols IV

Name: James Nichols IV

Title: President and Chief Executive Officer

Schedule A

Funds	Distribution Fee	Administrative Services Fee
Ivy Family of Funds A shares (excluding Ivy Money Market Fund)	__ bps	__ bps
Ivy Money Market Fund A shares	__ bps	__ bps
Ivy Family of Funds Y shares	__ bps	__ bps
Ivy Family of Funds R shares	__ bps	__ bps
Ivy Family of Funds R6 shares	__ bps	__ bps
Ivy Family of Funds I shares	__ bps	__ bps